UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2016

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (405) 235-3611

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 19, 2016, Devon Energy Corporation (the “Company”) announced the early tender results, upsizing and pricing of its tender offers to purchase for cash up to an aggregate principal amount of the 8.250% notes due 2018 (the “8.250% 2018 Notes”), the 2.250% notes due 2018 (the “2.250% 2018 Notes”), the 6.300% notes due 2019 (the “2019 Notes”), the 7.500% notes due 2027 (the “2027 Notes”), the 7.875% debentures due 2031 (the “2031 Notes”), the 7.950% debentures due 2032 (the “2032 Notes”), the 5.850% notes due 2025 (the “2025 Notes”), the 4.000% notes due 2021, the 5.600% notes due 2041 and the 3.250% notes due 2022 (collectively, the “Notes”) issued by the Company or its subsidiaries, that would not result in the aggregate purchase price for the Notes, excluding accrued and unpaid interest, exceeding the aggregate maximum repurchase amount. The Company amended its tender offers to increase the previously announced aggregate maximum repurchase amount from $1 billion to such aggregate amount necessary to pay the total consideration for all of the 8.250% 2018 Notes, the 2.250% 2018 Notes, the 2019 Notes, the 2027 Notes, the 2031 Notes, the 2032 Notes and the 2025 Notes (collectively, the “Eligible Notes”) validly tendered and not validly withdrawn in the tender offers as of the Early Tender Date (as defined below), which total consideration is equal to approximately $1.1 billion. The tender offers were made pursuant to an offer to purchase dated December 5, 2016, which sets forth the terms and conditions of the tender offers.

In order to receive additional consideration for tendering early, holders of the Eligible Notes must have validly tendered and not validly withdrawn their Eligible Notes at or prior to 5:00 p.m., New York City time, on December 16, 2016 (the “Early Tender Date”). Since the total consideration payable with respect to all of the Eligible Notes will equal the aggregate maximum repurchase amount, none of the tendered Notes from any other series will be accepted for purchase pursuant to the tender offers.

At the Early Tender Date, holders had validly tendered and not validly withdrawn approximately $903.9 million of the Eligible Notes. The Company will accept for purchase all of such Eligible Notes that have been validly tendered and not validly withdrawn. Holders will also receive accrued and unpaid interest on Eligible Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Company makes payment for such Eligible Notes, which date is anticipated to be December 20, 2016.

The tender offers will expire at 11:59 p.m., New York City time, on January 3, 2017, unless extended or earlier terminated. Because the tender offers have been fully subscribed as of the Early Tender Date, holders who tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase. Any Notes tendered after the Early Tender Date, together with all of the Notes (other than the Eligible Notes) tendered at or prior to the Early Tender Date, will be returned to the holders thereof as described in the tender offer documents.

Furnished as Exhibits 99.1 and 99.2 and incorporated herein by reference are copies of the press releases announcing the early tender results and upsizing and pricing, respectively, of the tender offers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release Announcing Early Tender Results and Upsizing, dated December 19, 2016

99.2	Press Release Announcing Pricing, dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

Date: December 19, 2016	By:	/s/ Jeffrey L. Ritenour
		Name:	Jeffrey L. Ritenour
		Title:	Senior Vice President, Corporate Finance, Investor Relations and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Announcing Early Tender Results and Upsizing, dated December 19, 2016

99.2	Press Release Announcing Pricing, dated December 19, 2016